EXHIBIT 24.1
POWER OF ATTORNEY - BRIDGEPOINT EDUCATION, INC. DIRECTORS
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of BRIDGEPOINT EDUCATION, INC., a Delaware corporation (the “Company”), hereby nominates and appoints ANDREW S. CLARK and DANIEL J. DEVINE, and each of them acting or signing singly, as such director's agents and attorneys-in-fact, in such director's respective name and in the capacity or capacities indicated below, to execute and/or file, with all exhibits thereto, and other documents filed in connection therewith or constituting a part thereof:

(1)    a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration under the Securities Act of additional shares of Common Stock of the Company that may be issued, effective as of May 13, 2013, pursuant to the Bridgepoint Education, Inc. 2009 Stock Incentive Plan (as amended and restated May 13, 2013) (the “2009 Plan”); and

(2)    any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Securities Act to keep such registration statement effective or to terminate its effectiveness.

The amendment and restatement of the 2009 Plan, approved by the Company's Board of Directors on March 19, 2013 and by the Company's stockholders on May 13, 2013, provides for a maximum increase in the aggregate number of shares of Common Stock that may be issued under the 2009 Plan of 2,038,683.

Further, the undersigned do hereby authorize and direct such agents and attorneys-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the “SEC”) or state regulatory agencies, necessary, proper or convenient in their opinion to comply with the Securities Act and the rules and regulations or orders of the SEC, or state regulatory agencies, adopted or issued pursuant thereto, to the end that the registration statement of the Company shall become effective under the Securities Act and any other applicable law.
Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointment agents and attorneys-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such documents had been executed or filed by the undersigned respectively.

This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

Signature	Title	Date

/s/ Ryan Craig	Director	May 14, 2013
Ryan Craig

/s/ Dale Crandall	Director	May 14, 2013
Dale Crandall

/s/ Marye Anne Fox	Director	May 14, 2013
Marye Anne Fox

/s/ Patrick T. Hackett	Director	May 14, 2013
Patrick T. Hackett

/s/ Robert Hartman	Director	May 14, 2013
Robert Hartman

/s/ Andrew M. Miller	Director	May 14, 2013
Andrew M. Miller

/s/ Adarsh Sarma	Director	May 14, 2013
Adarsh Sarma